Exhibit 99.1

Hi [Shareholder],

I hope this note finds you well.

As you know, I am trying to drive much needed change at Athira Pharma, Inc. (“Athira”) and I need your help to effect that change before it is too late.  Please have a look at the attached presentation and the video we posted to www.SaveAthira.com to learn more about the reasons why I am not sitting idly by.  As noted in the proxy statement filed on April 11, 2022, I am seeking to elect George Bickerstaff and myself to Athira’s board of directors at the 2022 annual meeting of stockholders, which is scheduled for May 19, 2022.  I would greatly appreciate your attention to voting your shares on the BLUE PROXY CARD to help us save Athira.  Information on how to vote your shares is outlined below, and all of our solicitation materials can be found at www.SaveAthira.com.

Once you have submitted your vote(s), it would be helpful to know the number of shares you voted and the name of the bank(s) and/or broker(s) where you hold your shares, so that our proxy solicitor, Harkins Kovler, can attempt to verify that your vote has been properly cast.

Thank you very much for your interest in Athira and its revolutionary technology.  I greatly appreciate your time and support on this matter.

Best, Ric

Voting Information and Assistance:

You should have already received the BLUE PROXY CARD(S) from your bank(s) or broker(s) by physical mail or email, for each account where you own shares of Athira. If you have not received your BLUE PROXY CARD(S), please feel free to contact our proxy solicitor, Harkins Kovler, LLC, at ATHA@harkinskovler.com or by calling toll-free at 1 (800) 339-9883.

The Harkins Kovler team can help correspond with your bank(s), broker(s) or other custodian(s) to get your votes cast - EVERY VOTE COUNTS!  If you hold your shares in registered form (not through a bank or broker) and have not received your BLUE PROXY CARD, the Harkins Kovler team can provide you with another copy by physical mail or email.  Please do not submit the Company’s WHITE proxy card, even as a protest vote, because this will have the effect of revoking your vote on our BLUE PROXY CARD.  Only your latest dated vote will count.

Disclaimer
The views expressed in the solicitation materials referenced herein and/or attached hereto represent the opinions of Richard A. Kayne and certain of his affiliates (collectively, the “Kayne Entities”) that hold shares of Athira Pharma, Inc. (“Athira” or the “Company”) and are based on publicly available information with respect to the Company.  The Kayne Entities and the other participants in the Kayne Entities’ solicitation are collectively referred to herein as the “Participants”.  The Participants recognize that there may be confidential information in the possession of the Company that could lead it or others to disagree with their conclusions.  The Participants reserve the right to change any of their opinions expressed in any of the solicitation materials at any time as they deem appropriate.
The solicitation materials are provided merely as information and are not intended to be, nor should they be construed as, an offer to sell or a solicitation of an offer to buy any security.  The solicitation materials do not constitute a recommendation to purchase or sell any security.  Each of the Kayne Entities beneficially owns, and/or has an economic interest in, securities of the Company.  It is possible that there will be developments in the future that cause the Kayne Entities from time to time to sell all or a portion of their holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.
Although the Participants believe the statements made in the solicitation materials are substantially accurate in all material respects and do not omit to state material facts necessary to make those statements not misleading, the Participants make no representation or warranty, express or implied, as to the accuracy or completeness of those statements or any other written or oral communication any of them may make with respect to the Company and any other companies mentioned, and the Participants expressly disclaim any liability relating to those statements or communications (or any inaccuracies or omissions therein).  Thus, shareholders and others should conduct their own independent investigation and analysis of such statements and communications and of the Company and any other companies to which those statements or communications may be relevant.
The solicitation materials may contain links to articles and/or videos (collectively, “Media”).  The views and opinions expressed in such Media are those of the author(s)/speaker(s) referenced or quoted in such Media and, unless specifically noted otherwise, do not necessarily represent the opinions of the Participants.
The Participants have not sought or obtained consent from any third party to use any statements or information contained in the solicitation materials. Any such statements or information should not be viewed as indicating the support of such third party for the views expressed herein or therein. All trademarks and trade names used in any solicitation materials are the exclusive property of their respective owners.
Additional Information
On April 11, 2022, Mr. Kayne, together with the other Participants, filed a definitive proxy statement (the “Definitive Proxy Statement”) and an accompanying BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) to solicit votes for the election of their slate of highly qualified director nominees at the 2022 annual meeting of the stockholders of the Company.

THE PARTICIPANTS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER PROXY MATERIALS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN.  THE DEFINITIVE PROXY STATEMENT AND SUCH OTHER PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV AND ARE ALSO AVAILABLE AT NO CHARGE ON REQUEST FROM THE PARTICIPANTS’ PROXY SOLICITOR, HARKINS KOVLER, LLC AT (800) 339-9883 OR VIA EMAIL AT ATHA@HARKINSKOVLER.COM.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in the solicitation materials are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Participants’ control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.
Important factors that could cause actual results to differ materially from the expectations set forth herein include, among other things, the factors identified in the Company’s public filings. Such forward-looking statements should therefore be construed in light of such factors, and the Participants are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.